UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2010

PERFUMANIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2

Bellport, New York 11713

(Address of Principal Executive Offices) (Zip Code)

(631) 866-4100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 8, 2010 the shareholders of Perfumania Holdings, Inc. (the “Company”) approved the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) at the Company’s 2010 Annual Meeting of Shareholders. The Board of Directors (the “Board”) of the Company had previously adopted the 2010 Plan, subject to approval by the shareholders. The Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders, which the Company filed on September 23, 2010 with the Securities and Exchange Commission on Schedule 14A, included a summary description of the 2010 Plan, as well as the full text of the 2010 Plan as Appendix A. The following is a brief description of the terms and conditions of the 2010 Plan. Capitalized terms that are used but not defined in this summary have the meanings given to them in the 2010 Plan. If there is any inconsistency between this summary and the 2010 Plan, the terms of the 2010 Plan will govern.

All employees, directors and consultants of the Company or any of its affiliates capable of contributing to the successful performance of the Company are eligible to be participants in the 2010 Plan. The Company may grant stock options, restricted stock, restricted stock units, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.

The Board has reserved 1,000,000 shares of the Company’s Common Stock for issuance under the 2010 Plan. This number will automatically increase on the first trading day of each fiscal year, beginning with fiscal 2011, by an amount equal to 1 1/2% of the shares of Common Stock outstanding as of the last trading day of the immediately preceding fiscal year.

The 2010 Plan will be administered by a committee composed of two or more members of the Board of Directors who are independent from Company management (the “committee”), presently the Compensation Committee. Except as may be limited by the 2010 Plan, the committee selects participants to receive awards and determines the terms and conditions of each award, including the number of shares of Common Stock subject to awards, the price, if any, a participant pays to receive or exercise an award, the time or times when awards vest or may be exercised, settled or forfeited, any performance goals, restrictions or other conditions to vesting, exercise, or settlement of awards, and the effect on awards of the disability, death, or termination of service of participants. Awards may be made to participants who are foreign nationals or employed outside the United States on terms the committee deems appropriate. The committee may, subject to applicable law, delegate to one or more executive officers the power to make awards to participants who are not executive officers or Directors, subject to a maximum number of shares fixed by the committee.

All outstanding awards granted under the 2010 Plan will become fully vested (and, in the case of options, exercisable) in the event of a change in control (as defined in the 2010 Plan) of the Company.

The 2010 Plan has a term of ten years. The Board may amend, suspend or terminate the 2010 Plan, subject to any shareholder approval it deems necessary or appropriate.

This summary is qualified in its entirety by reference to the complete text of the 2010 Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 8, 2010, the Company held its 2010 Annual Meeting of Shareholders. Three proposals were before the meeting: (1) the election of Stephen Nussdorf, Michael W. Katz, Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle as directors of the Company to serve until the 2011 Annual Meeting of Shareholders; (2) the ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011 (fiscal 2010); and (3) the approval of the Company’s 2010 Equity Incentive Plan.

All of the proposals were approved. The votes with respect to the proposals are set forth below.

(1) Elect the Directors of the Company to serve until the 2011 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Stephen Nussdorf	7,859,833	28,005	—
Michael W. Katz	7,859,833	28,005	—
Carole Ann Taylor	7,848,290	39,548	—
Joseph Bouhadana	7,848,415	39,423	—
Paul Garfinkle	7,887,581	257	—

(2) Ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011 (fiscal 2010):

For	Against	Abstain
7,887,706	132	—

(3) Approval of the Company’s 2010 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
7,671,048	194,790	22,000	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Perfumania Holdings, Inc. 2010 Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Proxy Statement filed on September 23, 2010 (File No. 000-19714)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFUMANIA HOLDINGS, INC.

Dated: October 14, 2010	By:	/s/ Donna Dellomo
Donna Dellomo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Perfumania Holdings, Inc. 2010 Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Proxy Statement filed on September 23, 2010 (File No. 000-19714)).